Exhibit 23.4



                                   CPA




                           ACCOUNTANT'S CONSENT



The Board of Directors
Monroe County Bank



We consent to the use of our reports from 1991 through 1995 which our firm has submitted, signed, and to the reference to our firm under the heading "Experts".


                              McKean & Associates, P.A.

September 3, 1996               McKean & Associates, P.A.
                              Certified Public Accountants